QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21, 2002 on our audit of the financial statements of Axonyx Inc. included in its 2001 annual report on Form 10-K.

/s/ Eisner LLP
(formerly Richard A. Eisner & Company, LLP)
New York, New York February 7, 2003

QuickLinks

  EXHIBIT 23.1